Finisar Announces Record Revenues Exceeding $1.0 Billion Annual Run-Rate

Record Quarterly Revenues of $263.0 Million, 57.6% Y-Y Growth

Non-GAAP Operating Margin of 17.0%

Record Non-GAAP Diluted Earnings per Share of $0.47

SUNNYVALE, CA -- (Marketwire - March 08, 2011) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optics communications, today announced financial results for its third quarter ended January 30, 2011.

COMMENTARY

"In our just completed third quarter, our revenues were a record $263.0 million, exceeding the revenue guidance of $247.0 to $262.0 million that we provided at the time of our second quarter earnings release. This revenue growth was driven primarily by demand for our 40 Gbps transponders, wavelength selective switches (WSS) and ROADM line cards. Our non-GAAP earnings per diluted share was a record $0.47, at the top end of our prior guidance of $0.45 to $0.47 per share, and would have been $0.48, except for the impact of our common stock offering in December 2010. However, one of the benefits of the offering is that our cash balance at the end of the quarter was over $300 million," said Jerry Rawls, Finisar's executive Chairman of the Board.

"We achieved new company records for quarterly revenues, non-GAAP operating income and non-GAAP net income during the quarter. Our revenues for WSS/ROADM line card products grew 22.7% from the second quarter," said Eitan Gertel, Finisar's Chief Executive Officer. "We continue to execute on our new product development programs, including tunable XFP, to generate a significant pipeline of products, which we expect will enable us to win new opportunities with customers and expand our market share."

    FINANCIAL  HIGHLIGHTS-THIRD  QUARTER  ENDED  January  30,  2011

                               Third Quarter  Third Quarter Second Quarter
                                   Ended          Ended         Ended
Summary Results per GAAP        January 30,    January 31,    October 31,
                                   2011           2010           2010
                               -------------  -------------  -------------
                                 (in thousands, except per share amounts)

Continuing operations
Revenues                       $     263,016  $     166,935  $     240,943
Gross margin                            32.0%          31.0%          34.2%
Operating expenses             $      59,412  $      42,569  $      46,295
Operating  income              $      24,653  $       9,126  $      36,105
Operating  margin                        9.4%           5.5%          15.0%
Net Income                     $      18,821  $       5,616  $      33,796
Earnings per share-basic       $        0.24  $        0.09  $        0.44
Earnings per share-diluted     $        0.22  $        0.08  $        0.39
Basic shares                          80,080         65,113         76,766
Diluted shares                        93,388         66,719         89,521

                               Third Quarter  Third Quarter Second Quarter
                                   Ended         Ended          Ended
Non-GAAP Results (a)            January 30,    January 31,    October 31,
                                    2011           2010           2010
                               -------------  -------------  -------------
                                 (in thousands, except per share amounts)
Continuing operations
Revenues                       $     263,016  $     166,935  $     240,943
Gross margin                            34.7%          32.2%          35.5%
Operating expenses             $      46,423  $      39,664  $      44,594
Operating income               $      44,735  $      14,172  $      40,897
Operating margin                        17.0%           8.5%          17.0%

Net Income                     $      42,521  $      11,468  $      38,302
Earnings per share-basic       $        0.53  $        0.18  $        0.50
Earnings  per share-diluted    $        0.47  $        0.17  $        0.44
Basic shares                          80,080         65,113         76,766
Diluted shares                        93,388         76,082         89,521

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Highlights for the second quarter of fiscal 2011 under GAAP:

--  Revenues increased to $263.0 million, up $22.1 million, or 9.2%, from
    $240.9 million in the preceding quarter and up $96.1 million, or 57.6%, from $166.9 million in the third quarter of the prior year.

--  Compared to the preceding quarter, the sale of 10 Gbps or faster products increased by $10.4 million, or 9.7%, the sale of less than
    10 Gbps products increased by $2.6 million, or 2.8%, the sale of
    WSS/ROADM line card products increased by $8.8 million, or 22.7%, and the sale of products for analog and cable television (CATV)
    applications increased by $0.3 million, or 7.4%.

--  Compared to the third quarter of the prior year, the sale of 10 Gbps or faster products increased by $50.3 million, or 74.7%, the sale of less than 10 Gbps products increased by $19.2 million, or 25.7%, the sale of
    WSS/ROADM line card products increased by $28.5 million, or 148.9%, and the sale of products for analog and CATV applications decreased by
    $1.9 million, or (33.2)%.

--  Gross margin decreased to 32.0% of revenues from 34.2% in the preceding quarter and increased from 31.0% in the third quarter of the prior year.

--  Operating income decreased to $24.7 million, or 9.4% of revenues, from
    $36.1 million, or 15.0% of revenues, in the preceding quarter. This decrease in GAAP operating income was primarily the result of a charge of $3.5 million in the third quarter representing the adverse judgment amount due related to the previously disclosed patent litigation with
    Emcore as compared to a gain of $2.5 million in the preceding quarter related to a patent settlement with Source Photonics, a non-cash charge of $5.9 million in the third quarter for induced conversion expense related to the exchange of convertible notes for common stock; and a
    $620,000 non-cash charge in the third quarter for acceleration of the amortization of previously paid fees associated with the original issuance of the exchanged portion of the notes. Operating income increased $15.5 million compared to operating income of $9.1 million, or 5.5% of revenues, in the third quarter of the prior year.

--  Net income from continuing operations was $18.8 million, or $0.22 per diluted share, compared to $33.8 million, or $0.39 per diluted share, in the preceding quarter and $5.6 million, or $0.08 per share, in the third quarter of the prior year.

--  Cash and cash equivalents totaled $310.2 million at the end of the third quarter compared to $184.9 million at the end of the preceding quarter.

--  On December 27, 2010, Finisar completed a common stock offering for net proceeds of approximately $117.9 million. In addition, during the quarter, Finisar repaid approximately $17.3 million of bank debt associated with its Asian subsidiaries.

--  Days sales outstanding, or DSOs, were 61 days compared to 66 days in the prior quarter.  Inventory turns increased to 4.0 compared to 3.8 in the preceding quarter.

--  Capital expenditures were $19.0 million compared to $13.4 million in the preceding quarter.

--  Under Finisar's $70.0 million secured credit facility with Wells Fargo
    Foothill, LLC, no borrowings were outstanding and $66.6 million was available to borrow at the end of the third quarter.

--  In several privately-negotiated transactions completed during the quarter, Finisar exchanged an aggregate of approximately $42.2 million of its outstanding 5% Convertible Senior Notes due 2029 for approximately 3.9 million shares of the Company common stock, based on the conversion price of the notes of approximately $10.68 per share, plus a total of approximately 188,000 additional shares, including approximately 16,000 shares issued in payment of accrued and unpaid interest. At the end of the quarter, there was approximately
    $57.9 million in principal amount of the notes remaining outstanding.

--  Subsequent to the end of the quarter, Finisar exchanged an aggregate of an additional $17.8 million of the notes for approximately
    1.7 million shares of the Company common stock, based on the conversion price of the notes of approximately $10.68, plus a total of approximately 75,000 additional shares including approximately 8,000 shares issued in payment of accrued and unpaid interest.  After such additional exchanges, there was approximately $40.0 million in principal amount of the notes remaining outstanding.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this supplemental information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges, as well as infrequently occurring gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, legal settlements, impairments and financing transactions. For the third quarter of fiscal 2011, items related to continuing operations representing a net charge of approximately $23.7 million were excluded. Excluded benefits and charges included a charge of $3.5 million representing the adverse judgment amount due related to previously disclosed patent litigation with Emcore; $4.7 million in non-cash stock-based compensation expenses; $1.6 million in non-cash amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; a benefit of $416,000 representing the difference between cash payments for income taxes and the related GAAP tax provision, less non-recurring items; $2.4 million non-cash charge related to foreign exchange losses; $4.6 million in non-cash charges related to slow-moving and excess inventory; a non-cash charge of $5.9 million for induced conversion expense related to the exchange of convertible notes for common stock; and a $620,000 non-cash charge for acceleration of the amortization of previously paid fees associated with the original issuance of the exchanged portion of the notes. Other excluded items are described in Finisar Non-GAAP Financial Measures below.

Highlights for the third quarter of fiscal 2011 on a non-GAAP basis:

--  Non-GAAP gross margin decreased to 34.7% of revenues from 35.5% in the preceding quarter but increased from 32.2% in the third quarter of the prior year. The decrease in gross margin compared to the preceding quarter was due primarily to unexpected under-utilization in our
    Allen, Texas VCSEL laser fabrication facility due to a shortage of wafer availability.  The improvement in gross margin compared to the prior year reflects both a favorable shift in product mix and a reduction in manufacturing unit costs due to higher shipment volumes.

--  Non-GAAP operating expenses increased to $46.4 million from
    $44.6 million in the preceding quarter and $39.7 million in the third quarter of the prior year. Operating expenses as a percent of revenues declined to 17.7% of revenues in the third quarter from 18.5% in the preceding quarter and 23.8% in the third quarter of the prior year due primarily to revenues growing faster than expenses.

--  Non-GAAP operating income was $44.7 million, or 17.0% of revenues, up
    $3.8 million from $40.9 million, or 17.0% of revenues, in the preceding quarter, and up $30.6 million from $14.2 million, or 8.5% of revenues, in the third quarter of the prior year.

--  Non-GAAP net income from continuing operations was $42.5 million, or
    $0.47 per diluted share, compared to $38.3 million, or $0.44 per diluted share, in the preceding quarter and $11.5 million, or $0.17 per diluted share, in the third quarter of the prior year.

--  Non-GAAP EBITDA rose to $53.6 million from $49.5 million in the preceding quarter and $21.6 million in the third quarter of the prior year.

OUTLOOK

During the fourth quarter ending April 30, 2011, the Company will be impacted by the full three months of the annual price negotiations with telecom customers that typically take effect on January 1, the 10-day long shutdown at certain customers for Chinese New Year in February, the adjustment of inventory levels at some telecom customers, particularly for products which had previously been on allocation and long lead times, including WSS and ROADM line cards, and a slowdown in business in China overall. Primarily as a result of these factors, the Company indicated that it currently expects revenues for the fourth quarter to be in the range of $235 to $250 million. On a GAAP basis, operating margin is expected to be in the range of approximately 10 to 12%. Additional non-cash and infrequently occurring charges and benefits excluded when calculating non-GAAP operating income are expected to total a net charge of approximately $7 to $9 million. As a result, on a non-GAAP basis, operating margin is expected to be in the range of 13 to 15%. Weighted average fully-diluted shares are expected to increase from 93.4 million in the third quarter to approximately 98.0 million in the fourth quarter due to the shares issued in the common stock offering that closed on December 27, 2010 and options exercised during the third quarter being outstanding for the full fourth quarter. Non-GAAP earnings per diluted share is expected to be in the range of approximately $0.31 to $0.35.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Tuesday, March 8, 2011, at 2:00pm PST (5:00pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-609-5698 (domestic) or (913) 312-1477 (international) and enter conference ID 9631182.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 9631182 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 1, 2010) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                  Consolidated Statements of Operations

                                                                  Three
                                                                  Months
                      Three Months Ended     Nine Months Ended    Ended
                     --------------------  --------------------  ---------
                      January    January    January    January    October
                     30, 2011   31, 2010   30, 2011   31, 2010   31, 2010
                     ---------  ---------  ---------  ---------  ---------
                                          (Unaudited)
                              (in thousands, except per share data)
Revenues             $ 263,016  $ 166,935  $ 711,841  $ 441,390  $ 240,943
Cost of revenues       177,730    114,048    470,865    316,923    157,343
Amortization of
 acquired developed
 technology              1,221      1,192      3,613      3,577      1,200
                     ---------  ---------  ---------  ---------  ---------
Gross profit            84,065     51,695    237,363    120,890     82,400
Gross margin              32.0%      31.0%      33.3%      27.4%      34.2%
Operating expenses:
     Research and
      development       29,607     24,892     84,372     67,514     28,148
     Sales and
      marketing          8,818      7,922     27,140     22,054      9,247
     General and
      administrative    20,604      9,329     40,197     27,127      8,517
     Amortization of
      purchased
      intangibles          383        426      1,149      1,645        383
     Restructuring
      costs                  -          -          -      4,173          -
                     ---------  ---------  ---------  ---------  ---------
         Total
          operating
          expenses      59,412     42,569    152,858    122,513     46,295
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations             24,653      9,126     84,505     (1,623)    36,105
Interest income            204         85        439        104        143
Interest expense        (1,465)    (2,241)    (5,697)    (6,842)    (2,077)
Gain (loss) on
 repayment/purchase
 of convertible
 notes                       -         28          -    (25,039)         -
Other income
 (expense), net         (3,404)      (961)    (3,404)    (2,899)       192
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 continuing
 operations before
 income taxes           19,988      6,037     75,843    (36,299)    34,363
Provision for
 income taxes            1,167        421      3,816        618        567
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 continuing
 operations             18,821      5,616     72,027    (36,917)    33,796
Income (loss) from
 discontinued
 operations, net of
 taxes                       -       (131)      (284)    36,881          -
                     ---------  ---------  ---------  ---------  ---------
Net income (loss)    $  18,821  $   5,485  $  71,743  $     (36) $  33,796
                     =========  =========  =========  =========  =========

Income (loss) per
 share from
 continuing
 operations - basic  $    0.24  $    0.09  $    0.93  $   (0.58) $    0.44
Income (loss) per
 share from
 continuing
 operations -
 diluted             $    0.22  $    0.08  $    0.84  $   (0.58) $    0.39

Income (loss) per
 share from
 discontinued
 operations - basic  $       -  $   (0.00) $   (0.00) $    0.58  $       -
Income (loss) per
 share from
 discontinued
 operations -
 diluted             $       -  $   (0.00) $   (0.00) $    0.58  $       -

Shares used in
 computing net loss
 per share from
 continuing
 operations - basic     80,080     65,113     77,638     63,131     76,766

Shares used in
 computing net loss
 per share from
 continuing
 operations -
 diluted                93,388     66,719     90,694     63,131     89,521

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations - basic     80,080     65,113     77,638     63,131     76,766

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations -
 diluted                93,388     66,719     90,694     63,131     89,521

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                        January 30,  October 31,   August 1,    April 30,
                            2011         2010         2010         2010
                        -----------  -----------  -----------  -----------
                        (unaudited)  (unaudited)  (unaudited)
      ASSETS
Current assets:
    Cash and cash
     equivalents        $   310,232  $   184,928  $   192,152  $   207,024
    Accounts
     receivable, net        175,173      173,243      152,477      127,617
    Accounts
     receivable, other       13,910       11,826        9,885       12,855
    Inventories             176,811      167,021      154,586      139,525
    Deferred tax assets       2,437        1,559          852        2,238
    Prepaid expenses         11,253        9,571        7,306        6,956
                        -----------  -----------  -----------  -----------
        Total current
         assets             689,816      548,148      517,258      496,215
Property, equipment and
 improvements, net          112,324      100,960       93,386       89,214
Purchased technology,
 net                          8,403        9,576       10,497       11,689
Other intangible
 assets, net                 10,509       10,910       11,312       11,713
Minority investments         18,610       18,169       12,289       12,289
Other assets                  4,178        4,995        5,131        5,610
                        -----------  -----------  -----------  -----------
        Total assets    $   843,840  $   692,758  $   649,873  $   626,730
                        ===========  ===========  ===========  ===========

  LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable    $    83,263  $    86,598  $    79,121  $    76,838
    Accrued
     compensation            21,872       21,861       14,479       18,289
    Other accrued
     liabilities             25,101       20,739       20,206       21,798
    Deferred revenue          7,186        8,475        6,290        6,571
    Current portion of
      convertible notes           -            -       29,214       28,839
    Current portion of
     long-term debt               -        4,000        4,000        4,000
                        -----------  -----------  -----------  -----------
        Total current
         liabilities        137,422      141,673      153,310      156,335
Long-term liabilities:
    Convertible notes,
     net of current
     portion                 57,850      100,000      100,000      100,000
    Long-term debt, net
     of current portion           -       13,250       14,250       15,250
    Other non-current
     liabilities             12,706       12,762        6,102        6,260
    Deferred tax
     liabilities                387          328          255          239
                        -----------  -----------  -----------  -----------
        Total
         liabilities        208,365      268,013      273,917      278,084
Stockholders' equity:
    Common stock                 87           77           76           76
    Additional paid-in
     capital              2,239,726    2,048,708    2,038,636    2,030,373
    Accumulated other
     comprehensive
     income                  21,513       20,632       15,712       15,791
    Accumulated deficit  (1,625,851)  (1,644,672)  (1,678,468)  (1,697,594)
                        -----------  -----------  -----------  -----------
        Total
         stockholders'
         equity             635,475      424,745      375,956      348,646
                        -----------  -----------  -----------  -----------
Total liabilities and
 stockholders' equity   $   843,840  $   692,758  $   649,873  $   626,730
                        ===========  ===========  ===========  ===========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Stock-based compensation expense (non-cash charges);
--  The cost of covering employee and employer tax liabilities
    (non-recurring cash charges) arising from the special investigation into our historical stock option granting practices;
--  Purchase accounting adjustment for sale of acquired inventory
    (non-cash charges); and
--  Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  Gain or loss on settlement of lawsuits (non-recurring charges);
--  Debt conversion inducement expense (non-cash charges associated with the issuance of additional shares in connection with the exchange of convertible notes); and
--  Restructuring costs (non-recurring charges).

In calculating non-GAAP income from continuing operations and non-GAAP income from continuing operations per share in this release, we have also excluded the following items in applicable periods:

--  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
--  Losses on repayment/purchase/exchange of convertible notes
    (non-recurring and non-cash charges);
--  Imputed interest related to restructuring (amortization of imputed interest expense associated with previously incurred restructuring costs);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Other miscellaneous income;
--  Dollar denominated foreign exchange transaction losses (gains)
    (non-recurring and non-cash charges);
--  Debt conversion inducement expense (acceleration of the amortization of previously paid fees associated with the original issuance of the exchanged portion of convertible notes); and
--  Differences between cash payable for tax and GAAP provision, less non-recurring items.

In calculating non-GAAP income from discontinued operations and non-GAAP income from discontinued operations per share in this release, we have also excluded gains on disposal of a product line and disposal of discontinued operations.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                   Three
                                                                   Months
                      Three Months Ended     Nine Months Ended     Ended
                     --------------------  --------------------  ---------
                      January    January    January    January    October
                     30, 2011   31, 2010   30, 2011   31, 2010   31, 2010
                     ---------  ---------  ---------  ---------  ---------
                                          (Unaudited)
                              (in thousands, except per share data)
Reconciliation of
 GAAP income (loss)
 to non-GAAP income
 (loss) from
 continuing
 operations
Reconciliation of
 GAAP Gross Profit
 to non-GAAP Gross
 Profit:
Gross profit per
 GAAP                $  84,065  $  51,695  $ 237,363  $ 120,890  $  82,400
Gross margin, GAAP        32.0%      31.0%      33.3%      27.4%      34.2%
Adjustments:
Cost of revenues
    Change in excess
     and obsolete
     inventory
     reserve             4,589        (24)     5,569      6,035        575
    Amortization of
     acquired
     technology          1,222      1,192      3,614      3,576      1,200
    Stock
     compensation        1,353        909      3,409      3,228      1,310
    Payroll taxes
     related to
     options
     investigation         (83)         -        (83)         -          -
    Purchase
     accounting
     adjustment for
     sale of
     acquired
     inventory              11          -         11          -          -
    Reduction in
     force costs             1         64         43        240          6
                     ---------  ---------  ---------  ---------  ---------
        Total cost
         of revenue
         adjustments     7,093      2,141     12,563     13,079      3,091
Gross profit,
 non-GAAP               91,158     53,836    249,926    133,969     85,491
Gross margin,
 non-GAAP                 34.7%      32.2%      35.1%      30.4%      35.5%

Reconciliation of
 GAAP operating
 income (loss) to
 non-GAAP operating
 income (loss):
Operating income
 (loss) per GAAP        24,653      9,126     84,505     (1,623)    36,105
Operating margin
 (deficit), GAAP           9.4%       5.5%      11.9%      -0.4%      15.0%
Adjustments:
Total cost of
 revenue adjustments     7,093      2,141     12,563     13,079      3,091
Research and
 development
    Reduction in
     force costs            25         20         30         49          -
    Stock
     compensation        1,608      1,363      4,347      4,378      1,702
    Payroll taxes
     related to
     options
     investigation        (118)         -       (118)         -          -
Sales and marketing
    Reduction in
     force costs            69          -        224          -         81
    Stock
     compensation          536        463      1,515      1,472        528
    Payroll taxes
     related to
     options
     investigation         (42)         -        (42)         -          -
General and
 administrative
    Reduction in
     force costs            29         54        121        303         50
    Stock
     compensation        1,189        779      3,636      2,541      1,422
    Payroll taxes
     related to
     options
     investigation         (73)         -        (73)       200          -
    Litigation
     settlement          3,437       (200)       872        127     (2,465)
    Debt conversion
     expense             5,946          -      5,946          -          -
Amortization of
 purchased
 intangibles               383        426      1,149      1,645        383
Restructuring costs          -          -          -      4,173          -
                     ---------  ---------  ---------  ---------  ---------
        Total cost
         of revenue
         and operating
         expense
         adjustments    20,082      5,046     30,170     27,967      4,792
Operating income,
 non-GAAP               44,735     14,172    114,675     26,344     40,897
Operating margin,
 non-GAAP                 17.0%       8.5%      16.1%       6.0%      17.0%

Reconciliation of
 GAAP income (loss)
 to non-GAAP income
 (loss) from
 continuing
 operations:
Income (loss) per
 GAAP from
 continuing
 operations             18,821      5,616     72,027    (36,917)    33,796
Total cost of
 revenue and
 operating expense
 adjustments            20,082      5,046     30,170     27,967      4,792
Non-cash imputed
 interest expenses
 on convertible debt         -        383        742      2,674        367
Loss on
 repayment/purchase
 of convertible
 notes                       -        (28)         -     25,039          -
Imputed interest
 related to
 restructuring              74          -         74          -          -
Other income
 (expense), net
    Loss (gain) on
     sale of assets        154         10        161        285         (9)
    Loss on minority
     investments             -          -          -      1,625          -
    Other misc
     income                 (3)         -        (61)        (2)       (58)
    Foreign exchange
     transaction
     loss/(gain)         2,357        441      1,819        106       (471)
    Debt conversion
     expense               620          -        620          -          -
Provision for income
 tax
    Difference
     between cash
     payable for
     taxes and GAAP
     provision, less
     non-recurring
     items                 416          -      1,083          -       (115)
                     ---------  ---------  ---------  ---------  ---------
Total adjustments       23,700      5,852     34,608     57,694      4,506
                     ---------  ---------  ---------  ---------  ---------
Income, non-GAAP,
 from continuing
 operations             42,521     11,468    106,635     20,777     38,302
                     ---------  ---------  ---------  ---------  ---------

Reconciliation of
 GAAP income (loss)
 to non-GAAP income
 (loss) from
 discontinued
 operations:
Income (loss) per
 GAAP from
 discontinued
 operations                  -       (131)      (284)    36,881          -
Adjustments:
    Reduction in
     force costs             -          -          -          6          -
    Stock
     compensation            -          -          -        704          -
    Amortization of
     acquired
     technology              -          -          -        170          -
    Amortization of
     purchased
     intangibles             -          -          -         77          -
    Gain on disposal
     of a product
     line                    -          -          -     (1,250)         -
    Gain on disposal
     of discontinued
     operations              -        165          -    (35,888)         -
                     ---------  ---------  ---------  ---------  ---------
Total adjustments            -        165          -    (36,181)         -
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 discontinued
 operations,
 non-GAAP                    -         34       (284)       700          -
                     ---------  ---------  ---------  ---------  ---------

Reconciliation of
 GAAP net income
 (loss) to non-GAAP
 net income (loss):
Net income (loss)
 per GAAP               18,821      5,485     71,743        (36)    33,796
    Total
     adjustments
     from continuing
     operations         23,700      5,852     34,608     57,694      4,506
    Total
     adjustments
     from
     discontinuing
     operations              -        165          -    (36,181)         -
                     ---------  ---------  ---------  ---------  ---------
Total adjustments       23,700      6,017     34,608     21,513      4,506
                     ---------  ---------  ---------  ---------  ---------
Net income, non-GAAP $  42,521  $  11,502  $ 106,351  $  21,477  $  38,302
                     =========  =========  =========  =========  =========

Income from
 continuing
 operations          $  42,521  $  11,468  $ 106,635  $  20,777  $  38,302
Add: interest
 expense for
 dilutive
 convertible notes       1,283      1,349      4,035      1,349      1,374
                     ---------  ---------  ---------  ---------  ---------
Adjusted income from
 continuing
 operations          $  43,804  $  12,817  $ 110,670  $  22,126  $  39,676
                     =========  =========  =========  =========  =========

Income per share
 from continuing
 operations - basic  $    0.53  $    0.18  $    1.37  $    0.33  $    0.50
Income per share
 from continuing
 operations -
 diluted             $    0.47  $    0.17  $    1.22  $    0.34  $    0.44

Shares used in
 computing net
 income per share
 from continuing
 operations - basic     80,080     65,113     77,638     63,131     76,766
Shares used in
 computing net
 income per share
 from continuing
 operations -
 diluted                93,388     76,082     90,694     64,615     89,521

Continuing
 operations
Net income, non-GAAP $  42,521  $  11,468  $ 106,635  $  20,777  $  38,302

Depreciation expense     8,922      7,638     25,772     21,992      8,684
Amortization               264        291        842        599        289
Interest expense         1,187      1,773      4,442      4,064      1,567
Income tax expense         751        421      2,734        618        682
                     ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA      $  53,645  $  21,591  $ 140,425  $  48,050  $  49,524
                     ---------  ---------  ---------  ---------  ---------

Discontinued
 operations
Net income (loss),
 non-GAAP                    -         34       (284)       700          -
Depreciation expense         -          -          -        119          -
                     ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA      $       -  $      34  $    (284) $     819  $       -
                     ---------  ---------  ---------  ---------  ---------

                     ---------  ---------  ---------  ---------  ---------
Total Non-GAAP
 EBITDA              $  53,645  $  21,625  $ 140,141  $  48,869  $  49,524
                     =========  =========  =========  =========  =========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261